SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C.   20549



                                   FORM 8-K

                                CURRENT REPORT

                      Pursuant to Section 13 or 15 (d) of
                    the Securities and Exchange Act of 1934



                               March 31, 1997
                 Date of Report (Date of earliest event reported)


                      First Merchants Acceptance Corporation
                (Exact name of registrant a specified in its charter)



         Delaware                    0-24686                 36-3759045
(State or other jurisdiction       (Commission              (IRS Employer
      of incorporation)             File Number)       Identification No.)


          570 Lake Cook Road, Suite 126, Deerfield, Illinois 60015
            (Address of principal executive offices)     (Zip Code)


                                  847-948-9300
                         (Registrant's telephone number)

Item 2.  Acquisition or Disposition of Assets

On March 31, 1997, First Merchants Acceptance Corporation (the "Registrant")effected a securitization of approximately $106.1 million of its motor vehicle installment contract receivables (the "Receivables") pursuant to an S-3 Registration Statement. In connection with the securitization, First Merchants Auto Receivables Corporation II, a bankruptcy-remote special purpose wholly owned subsidiary of the Registrant (the "Seller"), acquired the Receivables from Registrant with approximately $97.6 million of the proceeds received from its sale of notes issued by First Merchants Auto Trust 1997-1 (the "Trust")pursuant to a Sale and
Servicing Agreement dated as of March 1, 1997 among the Registrant, Seller, the Trust and Harris Trust and Savings Bank, as Indenture Trustee and Backup Servicer. The Trust was formed pursuant to an Amended and Restated Trust Agreement dated as of March 1, 1997. The Trust acquired the Receivables together with certain related property from Seller and issued to the Seller $68,000,000 aggregate principal amount of Floating Rate Asset Backed Notes, Class A-1 (the "Class A-1 Notes"); $29,595,000 aggregate principal amount of 6.75% Asset Backed Notes, Class A-2 (the "Class A-2 Notes"), (The Class A-1 and Class A-2 Notes together the "Notes"); and $8,486,690.83 aggregate principal amount of 6.75% Asset Backed Certificates (the "Certificates"), (The Notes and Certificates together the "Securities") all pursuant to an Indenture dated as of March 1, 1997 (the "Indenture") between the Trust and Harris Trust and Savings Bank, as Indenture Trustee. The Notes and Certificates were issued pursuant to the Sale and Servicing Agreement and evidence an undivided ownership interest in 92% and 8% of the Trust, respectively. The Notes were sold to institutional investors and the Certificates will be retained by Seller and are subordinated to the Notes. The assets of the Trust include the Receivables and the related security interests in the underlying motor vehicles. The obligations of the Trust to pay principal and interest under the Notes and Certificates are non-recourse to the Registrant. However, regular payments of principal and interest on the Notes and Certificates have been guaranteed by Financial Security Assurance Inc.

Principal and interest on the Securities generally will be paid on the fifteenth day of each month (or if such fifteenth day is not a business day, the next succeeding business day), commencing April 15, 1997; however, no principal payments will be made to holders of the Class A-2 Notes until the Class A-1 Notes have been paid in full. The Class A-1 Notes Final Scheduled
Distribution Date will be August 15, 2000 and  the Class A-2 Final
Scheduled Distribution Date will be December 17, 2001.

The Class A-1 Notes bear interest at a per annum rate equal to LIBOR for the applicable period plus 0.13% subject to a maximum per annum rate of 11%.

The Class A-2 Notes will be subject to redemption in whole, but not in part, on any Distribution Date on which the Registrant exercises its option to purchase the Receivables, which it may do when the outstanding principal balance of the Receivables has been reduced to 10% or less of their initial aggregate balance at the time of transfer to the Trust.

The Registrant used the estimated net proceeds from the sale of the Receivables to the Seller for general corporate purposes, including, but not limited to, the purchase of additional motor vehicle retail installment contracts from dealers, repayment of indebtedness and general working capital purposes.

Item 7.  Financial Statements and Exhibits.

(c)  Exhibits.

Exhibit 1: Amended and Restated Trust Agreement, dated as of March 1, 1997, between First Merchants Automobile Receivable Corporation II, as Dep[ositor and Chase Manhattan Bank Delaware as Owner Trustee.

Exhibit 2: Sale and Servicing Agreement dated as of March 1, 1997 among First Merchants Auto Trust 1997-1, as Issuer, First Merchants Auto Receivable Corporation II, as Seller, and First Merchants Acceptance Corporation, as Servicer, and Harris Trust and Savings Bank, as Indenture Trustee and Backup Servicer.

Exhibit 3: Receivables Purchase Agreement, dated as of March 1, 1997 between First Merchants Acceptance Corporation and First
Merchants Auto Receivables Corporation II.

Exhibit 4: Indenture dated as of March 1, 1997 between First Merchants Acceptance Auto Trust 1997-1 and Harris Trust and Savings Bank, as Indenture Trustee.

SIGNATURE


Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



FIRST MERCHANTS ACCEPTANCE
CORPORATION





Mitchell C. Kahn
President and Chief Executive                                    Officer

Dated: March 31, 1997

EXHIBIT INDEX


Sequentially-
Exhibit                                                           Numbered
  No.                       Description                             Page

1   Amended and Restated Trust Agreement, dated as of March 1, 1997, between First Merchants Automobile Receivable Corporation II, as Depositor and Chase Manhattan Bank Delaware as Owner Trustee.

2 Sale and Servicing Agreement dated as of March 1, 1997 among First Merchants Auto Trust 1997-1, as Issuer, First Merchants Auto Receivable Corporation II, as Seller, and First Merchants Acceptance Corporation, as Servicer, and Harris Trust and Savings Bank, as Indenture Trustee, Collateral Agent and Backup Servicer.

3 Receivables Purchase Agreement, dated as of March 1, 1997 between First Merchants Acceptance Corporation and First Merchants Auto Receivables Corporation II

4    Indenture dated as of March 1, 1997 between First Merchants Acceptance
Auto Trust 1997-1 and Harris Trust and Savings Bank, as Indenture Trustee.